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Exhibit 99.2

News Release

 ORBITAL ATK ANNOUNCES OFFERING OF $400 MILLION OF
SENIOR NOTES AND NEW CREDIT FACILITY

Dulles, Virginia 21 September 2015 – Orbital ATK, Inc. (NYSE: OA) today announced an offering of $400 million aggregate principal amount of senior notes due 2023 (the "notes") in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). The notes will be general senior unsecured obligations of Orbital ATK and will be jointly and severally guaranteed on a general senior unsecured basis by certain of its existing and future subsidiaries.

Concurrently with the offering, Orbital ATK is seeking to enter into new senior secured credit facilities (collectively, the "new credit facility"), consisting of an $800.0 million term loan facility and a $1,000.0 million revolving credit facility. Orbital ATK expects to enter into the new credit facility concurrently with the closing of the offering, but the offering is not contingent upon the new credit facility. Orbital ATK intends to use the net proceeds from the offering, together with borrowings under the new credit facility, to repay all of the borrowings under its existing senior secured credit facilities and to pay related fees and expenses. Orbital ATK intends to use the balance of the net proceeds, if any, for general corporate purposes.

Together, these transactions are expected to result in extended debt maturities, increased proportion of fixed-rate debt, reduced credit facility borrowing rates and increased credit facility commitment.

The notes and related subsidiary guarantees are being offered and sold only to persons reasonably believed to be qualified institutional buyers in compliance with Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The notes and the related subsidiary guarantees will not be registered under the Securities Act or the securities laws of any jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements.

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Orbital ATK        l        45101 Warp Drive, Dulles, VA 20166        l        703-406-5000

Orbital ATK Announces Offering of $400 Million of Senior Notes and New Credit Facility—Page 2

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Orbital ATK

Orbital ATK is a global leader in aerospace and defense technologies. The company designs, builds and delivers space, defense and aviation systems for customers around the world, both as a prime contractor and merchant supplier. Its main products include launch vehicles and related propulsion systems; missile products, subsystems and defense electronics; precision weapons, armament systems and ammunition; satellites and associated space components and services; and advanced aerospace structures. Headquartered in Dulles, Virginia, Orbital ATK employs more than 12,000 people in 18 states across the U.S. and in several international locations. For more information, visit www.orbitalatk.com.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

        Certain information discussed in this press release constitutes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including but not limited to, our refinancing plans, the proposed terms of the notes and the new credit facility and the expected use of proceeds therefrom. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For further information on factors that could impact Orbital ATK, and statements contained herein, please refer to the company's most recent Annual Report on Form 10-K and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with the U.S. Securities and Exchange Commission. Orbital ATK undertakes no obligation to update any forward-looking statements.

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Media and Investor Contact:
Barron Beneski (703) 406-5528
Public and Investor Relations
Orbital ATK
 beneski.barron@orbitalatk.com

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  Exhibit 99.2
ORBITAL ATK ANNOUNCES OFFERING OF $400 MILLION OF SENIOR NOTES AND NEW CREDIT FACILITY